CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Trust For Advised Portfolios and to the use of our report dated March 2, 2015 on the financial statements and financial highlights of 1919 Financial Services Fund, 1919 Socially Responsive Balanced Fund and 1919 Maryland Tax-Free Income Fund, each a series of shares of Trust for Advised Portfolios.  Such financial statements and financial highlights appear in the December 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

    /s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
April 29, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios and to the use of our report dated February 17, 2015 on the financial statements and financial highlights of 1919 Variable Socially Responsive Balanced Fund, a series of shares of beneficial interest in the Trust for Advised Portfolios.  Such financial statements and financial highlights appear in the December 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

    /s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
April 29, 2015